AMENDMENT TO SCHEDULE A

             TO THE AMENDED AND RESTATED SERVICES AGREEMENT BETWEEN
                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.
                            AMENDED NOVEMBER 29, 2006

THE PORTFOLIOS LISTED IN THE ABOVE NAMED SCHEDULE ARE REPLACED WITH THE FOLLOWING LIST OF PORTFOLIOS:



PORTFOLIOS

LIST OF FUNDS OF THE VIP TRUST


AIM Basic Value Fund
AZL AIM International Equity Fund
AZL Columbia Technology Fund
AZL Davis NY Venture Fund
AZL Dreyfus Founders Equity Growth Fund
AZL Dreyfus Premier Small Cap Value Fund
AZL First Trust Target Double Play Fund
AZL Franklin Small Cap Value Fund
AZL Jennison 20/20 Focus Fund
AZL Jennison Growth Fund
AZL LMP Large Cap Growth Fund
AZL LMP Small Cap Growth Fund
AZL Legg Mason Growth Fund
AZL Legg Mason Value Fund
AZL Money Market Fund
AZL Neuberger Berman Regency Fund
AZL OCC Opportunity Fund
AZL OCC Renaissance Fund
AZL OCC Value Fund
AZL Oppenheimer Developing Markets Fund
AZL Oppenheimer Global Fund
AZL Oppenheimer International Growth Fund
AZL Oppenheimer Main Street Fund
AZL PIMCO Fundamental IndexPLUS Total Return Fund
AZL TargetPLUS Equity Fund
AZL Van Kampen Aggressive Growth Fund
AZL Van Kampen Comstock Fund
AZL Van Kampen Equity and Income Fund
AZL Van Kampen Global Franchise Fund
AZL Van Kampen Global Real Estate Fund
AZL Van Kampen Growth and Income Fund
AZL Van Kampen Mid Cap Growth Fund
AZL Van Kampen Strategic Growth Fund




ALLIANZ VARIABLE INSURANCE              BISYS FUND
PRODUCTS TRUST                          SERVICES OHIO, INC.

By: /s/ Jeffrey Kletti                  /s/ Fred Nadaff

Name: Jeffrey Kletti                    Fred Nadaff

Title: President                        President





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